Exhibit 99.B(h)(19)

AMENDMENT TO

AMENDED AND RESTATED

PARTICIPATION AGREEMENT

Among

MFS VARIABLE INSURANCE TRUST,

MFS VARIABLE INSURANCE TRUST II

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

AND

MFS FUND DISTRIBUTORS, INC.

THIS AMENDMENT (the “Amendment”) to the Amended and Restated Participation Agreement (the “Agreement”) is made and entered into as of the 1st day of August, 2016 by and among MFS VARIABLE INSURANCE TRUST (“Trust I”), MFS VARIABLE INSURANCE TRUST II (“Trust II”), (collectively “Trusts”), and The Lincoln National Life Insurance Company (“the Company”) and together with MFS Fund Distributors, Inc. the “Parties”).

WHEREAS, the Parties wish to amend the Agreement by adding The MFS Variable Insurance Trust III (“Trust III”) as party to the Agreement.

NOW, THEREFORE, it is agreed as follows:

1.                          All references to the Trusts shall now include the MFS Variable Insurance Trust III effective as of August 1, 2016.

2.                          Except as modified herein, the terms and conditions of the Agreement shall remain in full force and effect.  In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY		MFS VARIABLE INSURANCE TRUST,
on behalf of its Portfolios

By:	/s/ Kevin J. Adamson	By:	/s/ Ethan D. Corey

Name:	Kevin J. Adamson	Name:	Ethan D. Corey

Title:	VP	Title:	Assistant Secretary

Date:	8-25/2016	Date:	9/1/2016

MFS VARIABLE INSURANCE TRUST II,		MFS VARIABLE INSURANCE TRUST III,
on behalf of its Portfolios		on behalf of its Portfolios

By:	/s/ Ethan D. Corey	By:	/s/ Ethan D. Corey

Name:	/s/ Ethan D. Corey	Name:	/s/ Ethan D. Corey

Title:	Assistant Secretary	Title:	Assistant Secretary

Date:	9/1/2016	Date:	9/1/2016

MFS FUND DISTRIBUTORS, INC.
By its authorized officer,

By:	/s/ James Jessee

Name:	James Jessee

Title:	President

Date:	8/31/2016